UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

James River Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51480 (Commission File Number)	05-0539572 (I.R.S. Employer Identification No.)

300 Meadowmont Village Circle, Suite 333, Chapel Hill, North Carolina 27517
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(Address of Principal Executive Offices, including Zip code)

(919) 883-4171
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(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Event.

On September 20, 2007, the Registrant issued a press release announcing that it has scheduled a record date and a special meeting date for its stockholders to consider and vote on a proposal to adopt the previously announced definitive merger agreement under which a Bermuda-based holding company and member of the D. E. Shaw group, a global investment management firm, would acquire the Company for $34.50 per share in cash. The special meeting of stockholders will be held on November 6, 2007. All holders of the Company’s common stock at the close of business on the record date, September 26, 2007, will be eligible to vote at the special meeting of stockholders. The Company will mail its definitive proxy statement to its stockholders on or about October 3, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated September 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

James River Group, Inc.
(Registrant)

/s/ Michael T. Oakes

Date: September 20, 2007	By:
	Name:	Michael T. Oakes
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 20, 2007.

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